Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Flow Investor Relations
Geoffrey Buscher
253-813-3286
investors@flowcorp.com
FLOW INTERNATIONAL ANNOUNCES FIRST QUARTER RESULTS
Operating Results Continue to Improve
Kent, WA — September 7, 2010 — Flow International Corporation (NASDAQ: FLOW), the world’s leading developer and manufacturer of industrial waterjet machines for cutting and cleaning applications, today reported results for its fiscal 2011 first quarter ended July 31, 2010.
For the fiscal 2011 first quarter, Flow reported consolidated revenues of $46.6 million, a 23% increase from $37.8 million in the prior-year period. Net loss in the current quarter was $0.5 million or $0.01 per share. In comparison, the Company reported a net loss of $8.5 million in the prior-year period.
The first quarter of fiscal 2011 and 2010 included non-recurring charges. Excluding the impact of a non-recurring tax charge, net income for the current quarter would have been $0.1 million or $0.00 per share. Similarly, excluding non-recurring charges totaling $6.2 million and the related tax effects, the net loss in the prior-year period would have been $2.7 million or $0.07 per share.
“We are pleased with the improvement in revenues from our Standard segment as sales continued to increase sequentially over the last few quarters in most of our major regions,” said Charley Brown, President and CEO of Flow. “This growth demonstrates that our new indirect channel of distribution is beginning to bear fruit. More importantly, at these revenue levels, we have now generated our second consecutive quarter of operating profit.”
Operations Review for Fiscal 2011 First Quarter
•	Standard segment sales, which include sales of systems that do not require significant custom configuration as well as parts and services for those installed systems, were $40.8 million, an increase of $12.5 million or 44% from the fiscal year 2010 first quarter.

•	Advanced segment sales, which include sales of complex aerospace and application systems requiring specific custom configuration and advanced features as well as parts and services for those installed systems, were $5.7 million for the quarter. This was consistent with the Company’s expectations of a decrease of $3.6 million or 39% from the prior-year quarter. Advanced segment sales are recorded using the percentage of completion method, with lead times ranging as long as 18 to 24 months.

•	Aggregate gross margins were 42% for the quarter, compared to gross margin of 37% in the fiscal 2010 first quarter.

•	Total overall operating expenses for the quarter were $18.7 million which compares to $16.7 million in the fiscal 2010 first quarter, excluding $4.8 million in non-recurring charges.

•	In the current quarter, the Company recorded tax expense of $1.1 million, which includes a discrete non-cash tax charge of $0.7 million related to the repatriation of cash from one of its foreign subsidiaries. In the first quarter of the prior year, the Company recorded a charge of $4.8 million related to the restructuring of operations and a terminated acquisition and a $1.2 million charge for a business that was sold in October 2005 and classified as part of discontinued operations.
Conference Call
Flow plans to hold a conference call to discuss these results today: Tuesday, September 7th at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call may be heard by dialing 877-303-6620 or 224-357-2202. A 7-day replay will be available following the call by dialing 800-642-1687 or 706-645-9291. The conference call passcode is 98005521. A live audio Webcast of the conference call may be found in the investor section at www.flowcorp.com. A Webcast replay of the call will also be available for two weeks.
About Flow International
Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure waterjet cutting technology to industries including automotive, aerospace, job shop, surface preparation, and more. For more information, visit www.flowcorp.com.
This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the Company’s filings with the Securities and Exchange Commission. Forward- looking statements in this press release include, without limitation, statements regarding stabilizing or improving revenue and optimism for the indirect channel of distribution. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.

Flow International Corporation
Consolidated Statements of Operations
(Unaudited)
U.S. Dollars in thousands, except per share data

	Three months ended July 31,
	2010	2009	% Change
Sales	$46,580	$37,752	23%

Cost of Sales	27,247	23,776	15%

Gross Margin	19,333	13,976	38%

Operating Expenses:
Sales and Marketing	10,596	7,916	34%
Research and Engineering	2,146	1,697	26%
General and Administrative	5,958	7,122	-16%
Restructuring and Other Operating Charges	—	4,823	-100%

Operating Expenses	18,700	21,558	-13%

Operating Income (Loss)	633	(7,582)	NM

Interest Expense, net	(392)	(924)	58%
Other Income, net	292	502	-42%

Income (Loss) Before (Provision) Benefit for Income Taxes	533	(8,004)	NM
(Provision) Benefit for Income Taxes	(1,064)	606	NM

Loss from Continuing Operations	(531)	(7,398)	93%

Loss from Discontinued Operations, net of tax	(9)	(1,148)	99%

Net Loss	$(540)	$(8,546)	94%

Basic and Diluted Loss Per Share:
Loss from Continuing Operations	$(0.01)	$(0.20)	94%
Net Loss	$(0.01)	$(0.23)	95%

Weighted Average Shares Outstanding Used in Computing Basic and Diluted Loss Per Share (000):
Basic and Diluted	47,044	37,748
NM = not meaningful

Flow International Corporation
Consolidated Balance Sheets
(Unaudited)
U.S. Dollars in thousands

	July 31,	April 30,
	2010	2010	% Change
ASSETS:
Current Assets:
Cash	$7,224	$6,367	13%
Receivables, net	35,008	35,749	-2%
Inventories	24,642	22,503	10%
Other Current Assets	9,185	9,476	-3%

Total Current Assets	76,059	74,095
Property and Equipment, net	20,345	21,769	-7%
Other Long-Term Assets	34,223	35,345	-3%

	$130,627	$131,209

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Notes Payable	$—	$350	-100%
Current Portion of Long-Term Obligations	47	61	-23%
Accounts Payable and Other Accrued Liabilities	22,261	23,272	-4%
Other Current Liabilities	19,627	18,499	6%

Total Current Liabilities	41,935	42,182
Other Long-Term Liabilities	5,405	5,449	-1%
Subordinated Notes	8,138	7,954	2%

Total Other Long-Term Liabilities	55,478	55,585

Shareholders’ Equity	75,149	75,624	-1%

	$130,627	$131,209

Flow International Corporation
Supplemental Data
(Unaudited)
U.S. Dollars in thousands

	Three months ended July 31,
	2010	2009	% Change
Sales Breakdown:
Systems	$30,535	24,403	25%
Consumable Parts	16,045	13,349	20%

Total	$46,580	$37,752	23%

Segment Revenue Breakdown:
Standard	$40,843	$28,367	44%
Advanced	5,737	9,385	-39%

	$46,580	$37,752	23%

Depreciation and Amortization Expense	$1,622	$1,232	32%
Capital Spending	$697	$4,472	-84%

Flow International Corporation
Reconciliation of GAAP to Pro forma
(Unaudited)
U.S. Dollars in thousands, except per share data

	Three months ended July 31,
	2010	2009
GAAP Loss from Continuing Operations	$(531)	$(7,398)

Adjustments:

Restructuring and Other Operating Charges	—	4,823
Write-off of Deferred Debt Issuance Costs	—	253
Tax Effect of Adjustments	—	(384)
Tax Impact from Cash Repatriation	687	—

Pro forma Income (Loss) from Continuing Operations	$156	$(2,706)

GAAP Net Loss	$(540)	$(8,546)

Adjustments:

Restructuring and Other Operating Charges	—	4,823
Write-off of Deferred Debt Issuance Costs	—	253
Discontinued Operations	9	1,148
Tax Effect of Adjustments	—	(384)
Tax Impact from Cash Repatriation	687	—

Pro forma Net Income (Loss)	$156	$(2,706)

Per Share Amounts

GAAP Basic and Diluted Loss Per Share
Loss from Continuing Operations	$(0.01)	$(0.20)
Net Loss	$(0.01)	$(0.23)

Pro forma Basic and Diluted Income (Loss) per Share
Income (Loss) from Continuing Operations	$0.00	$(0.07)
Net Income (Loss)	$0.00	$(0.07)